UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 12, 2013

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CLEAR CHANNEL CAPITAL I, LLC
(Exact name of registrant as specified in its charter)
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Delaware	333-158279-36	27-0263715
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

200 East Basse Road
San Antonio, Texas 78209
(Address of principal executive offices)

Registrant’s telephone number, including area code: (210) 822-2828

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Clear Channel Capital I, LLC is an indirect subsidiary of CC Media Holdings, Inc. (the “Company”). On June 12, 2013, the Compensation Committee of the board of directors of the Company approved certain compensation changes and relocation benefits for John E. Hogan, who serves as the Chairman and Chief Executive Officer—Clear Channel Media & Entertainment of the Company and Clear Channel Capital I, LLC, in connection with Mr. Hogan’s relocation from the Company’s offices in San Antonio to the Company’s offices in New York City.  In connection with Mr. Hogan’s relocation, the Compensation Committee approved: (1) an increase in Mr. Hogan’s annual base salary from $1,000,000 to $1,125,000, effective June 3, 2013; (2) an increase in Mr. Hogan’s target performance bonus for 2013 from $1,200,000 to $1,375,000, which increase in target performance bonus shall be prorated for the portion of 2013 beginning on June 3, 2013; (3) a housing allowance of $25,000 per month (fully grossed-up for certain applicable taxes) for a period of 18 months; and (4) a payment of $100,000 (less applicable taxes) for relocation-related expenses.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLEAR CHANNEL CAPITAL I, LLC

Date: June 14, 2013	By:	/s/ Hamlet T. Newsom, Jr.
Hamlet T. Newsom, Jr.
Vice President, Associate General Counsel and
Assistant Secretary